Exhibit 3.1

FOURTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

DUKE REALTY CORPORATION

ARTICLE I

Identification

Section 1.01. Name. The name of the Corporation is Duke Realty Corporation.

ARTICLE II

Definitions

Section 2.01. Certain Definitions. The following terms when used herein shall have the meanings set forth below:

(a) Act. The “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(b) Affiliate. “Affiliate” shall mean, as to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any other Person that owns beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, general partner or trustee of such Person or of any Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person), and shall have the meaning ascribed thereto in the Act.

(c) Articles. “Articles” shall mean the Articles of Incorporation of the Corporation, filed with the Indiana Secretary of State, as amended from time to time.

(d) Business Combination. “Business Combination” shall have the meaning set forth in Section 9.01.

(e) By-Laws. “By-Laws” shall mean the By-Laws of the Corporation, as amended from time to time.

(f) Code. “Code” shall mean the Internal Revenue Code of 1986, as amended or supplemented from time to time.

(g) Continuing Director. The term “Continuing Director” shall mean a Person who was a member of the Board of Directors of the Corporation immediately prior to the date as of which the Substantial Shareholder in question became a Substantial Shareholder, or, following such date, a Person designated (before his initial election or appointment as a director) as a Continuing Director by a majority of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, by a majority of the then Continuing Directors.

(h) Corporation. The “Corporation” shall mean Duke Realty Corporation

(i) Director. “Director” shall mean a member of the Corporation’s Board of Directors.

(j) Gender And Number. As used herein the masculine and feminine gender and the singular and plural number shall be interchangeable, as the context requires.

(k) Owner. A Person is the “Owner” of Shares he has the right to acquire either immediately or at some future date pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise. A Person is also the Owner of any Shares whose ownership is attributed to him by reason of the ownership provisions of Sections 542 and 544 of the Code, and any Shares he beneficially owns under Rule 13d-3 promulgated under the Act.

(l) Person. “Person” shall mean an individual, partnership, trust, corporation, or any other entity.

(m) Real Property. “Real Property” shall mean land, leasehold interests (including, but not limited to interests of lessor or lessee therein), rights and interests in land, and any buildings, structures, improvements, furnishings, fixtures and equipment used on or in connection with land, leasehold interests or rights in land or interests therein.

(n) REIT. “REIT” or “real estate investment trust” shall mean a real estate investment trust meeting all the qualifications in the Code.

(o) Securities. “Securities” shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

(p) Shareholders. “Shareholders” shall mean as of any particular time all holders of record of outstanding Shares at such time.

(q) Shares. “Shares” shall mean the capital stock of the Corporation.

(r) Substantial Shareholder. “Substantial Shareholder” shall mean any Person, corporation or other entity, together with any other entity with which it or its Affiliate has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation or which is its Affiliate, which immediately prior to any Business Combination is the Owner of 10% or more of the outstanding Shares of the Corporation.

(s) Unaffiliated Director. “Unaffiliated Director” shall mean a Director who is not an officer or employee of the Corporation or of any Affiliate of the Corporation.

(t) Whole Board. “Whole Board” shall mean the total number of Directors which this Corporation would have if there were no vacancies.

In connection with the foregoing and other defined terms in these Articles, where applicable except as otherwise provided in the relevant definition, calculations of amounts should be made in accordance with the accrual basis of accounting.

ARTICLE III

Registered Office and Agent

The street address of the Corporation’s registered office in the State of Indiana is 36 South Pennsylvania Street Suite 700, Indianapolis, Indiana 46204. The name of its registered agent at such address is CT Corporation System.

ARTICLE IV

Purposes

The purposes of the Corporation shall be:

(a) To purchase, hold, and otherwise deal in and with income- producing interests in Real Property, and to make distributions of such income to its Shareholders so as to qualify as a REIT at all times.

(b) To engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law, as amended from time to time, not inconsistent with paragraph (a) above, and not otherwise specifically prohibited in these Articles.

ARTICLE V

Authorized Shares

The total number of shares of capital stock which the Corporation shall have authority to issue is four hundred and five million (405,000,000), of which four hundred million (400,000,000) shall be common stock having a par value of $.01 per share, and five million (5,000,000) shall be serial preferred stock having a par value of $.01 per share.

ARTICLE VI

Terms of Authorized Shares

Section 6.01. Terms of Stock. Each Share of common stock shall have the same relative rights as and be identical in all respects with all other Shares of common stock. The Shares of preferred stock may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of Shares of preferred stock, to fix the number of Shares constituting any such series, and to increase or decrease the number of Shares of any such series (but not below the number of Shares thereof then outstanding). In case the number of Shares of any such series shall be so decreased, the Shares constituting such decrease shall resume the status they had prior to the adoption of the resolution or resolutions originally fixing the number of Shares of such series. Shares shall have such other voting powers, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as are stated below:

(a) Dividends. Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding Shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of Shares entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends in such form and amount as shall be determined by the Board of Directors in accordance with the Indiana Business Corporation Law.

(b) Termination. In the event of any voluntary or involuntary liquidation, dissolution, winding up or other termination of the Corporation, after the payment in full of the claims of creditors and after there shall have been paid to or set aside for the holders of any class having preference over the common stock in event of liquidation, dissolution, winding up or other termination the full preferential amounts to which they are respectively entitled, the remaining assets of the Corporation available for payment and distribution to Shareholders shall be distributed ratably among the holders of the common stock, and any class or series of Shares entitled to participate therewith, in whole or in part, as to the distribution of assets.

Section 6.02. Dilution. The Corporation shall not increase the number of authorized Shares without the approval of a majority of the Unaffiliated Directors, and the affirmative vote of a majority of the Shareholders.

Section 6.03. Liability For Further Assessments. The Shares, when duly issued and paid for, will be fully paid and non-assessable by the Corporation.

Section 6.04. Voting Rights. Holders of Shares of common stock are entitled to one vote per Share of common stock on all matters upon which such holders are entitled to vote, except as otherwise specified herein. The Shares shall not have cumulative voting rights.

ARTICLE VII

Board of Directors

Section 7.01. Number, Classes, Term of Office and Qualifications Of Directors. There shall be no fewer than five (5) nor more than fifteen (15) Directors. The initial Board of Directors shall consist of fifteen (15) members. The number of Directors may be increased or decreased from time to time by the Directors.

At each annual meeting beginning at the annual meeting of Shareholders in 2004, all Directors shall be elected to hold office for a term of one year. Directors may be re-elected any number of times. Election of each Director at an annual meeting shall be by the affirmative vote of at least a majority of the Shareholders entitled to vote thereon present in person or by proxy at such meeting. Each Director shall hold office until the election and qualification of his successor. Directors may, but need not, own Shares or other securities of the Corporation.

A Director shall be an individual at least twenty-one (21) years of age who is not under legal disability. Prior to the annual meeting of Shareholders in 2005, a majority of the Directors shall at all times be Persons who are Unaffiliated Directors. Commencing with the annual meeting of Shareholders in 2005, at least three-fourths of the Directors shall at all times be Persons who are Unaffiliated Directors. Notwithstanding the preceding two sentences, upon a failure to comply with this requirement because of the resignation, removal or death of a Director who is an Unaffiliated Director, such requirement shall not be applicable for a period of one hundred and eighty (180) days. Nominees to serve as Unaffiliated Directors shall be nominated by the then current Unaffiliated Directors, if any, otherwise by the remaining Directors. Unless otherwise required by law, no Director shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Directors in their capacity as Directors shall not be required to devote their entire time to the business and affairs of the Corporation.

Section 7.02. Resignation, Removal and Death Of Directors. A Director may resign at any time by giving written notice to the remaining Directors at the principal office of the Corporation. Such resignation shall take effect on the date specified in such notice, without need for prior accounting. A Director judged incompetent, or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment. A Director may be removed for cause by the affirmative vote of at least a majority of the total votes eligible to be cast by the Shareholders at a duly constituted meeting of Shareholders called expressly for such purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the Director whose removal is proposed has been judged incompetent, convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to appeal, or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation, and such adjudication is no longer subject to direct appeal. At least 20 days prior to such meeting of Shareholders, written notice shall be sent to the Director or Directors whose removal will be considered at such meeting.

Section 7.03. Vacancies. Notwithstanding any of the foregoing provisions of this Article, each Director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a Director or through an increase in the number of Directors of any class, such vacancy shall be filled by a majority vote of the remaining Directors then in office, whether or not a quorum. A Director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.

Section 7.04. Quorum. A quorum for all meetings of the Directors shall be a majority of the total number of Directors; provided, however, that, whenever the vote of a majority of a particular group of Directors (including, but not limited to the Unaffiliated Directors) is required at a meeting, a quorum for such meeting shall be a majority of the total number of Directors which shall include a majority of such group.

Section 7.05. Committees. The Directors may appoint from among their number an audit committee and such other standing committees as the Directors determine; provided, however, the composition of the members of the nominating committee, the compensation committee and the asset committee may not be changed without the approval of at least sixty percent (60%) of the Directors. Each standing committee shall consist of three or more members. All members of the audit committee shall be Unaffiliated Directors. A majority of the members of each other standing committee shall be Unaffiliated Directors; provided, however, that upon a failure to comply with this requirement because of the resignation, removal or death of a director who is an Unaffiliated Director, such requirement shall not be applicable for a period of sixty (60) days. Each committee shall have such powers, duties and obligations as the Directors may deem necessary or appropriate. The standing committees shall report their activities periodically to the Directors.

ARTICLE VIII

Shareholders’ Meetings

Section 8.01. Location. All meetings of Shareholders to elect Directors and to transact such other business as may properly be presented to the meeting shall be held at such place, either within or without the State of Indiana, as may be authorized in the By-Laws and specified in the respective notices of any such meetings.

Section 8.02. Special Meetings. Special meetings of the Shareholders may be called at any time by the Chairman of the Board of Directors, a majority of the Board of Directors, a majority of the Unaffiliated Directors, the President of the Corporation, or at the request, in writing, of Shareholders owning ten percent (10%) of the aggregate number of Shares of the Corporation issued and outstanding and entitled to vote. Such meetings shall be held at such time and place, within or without the State of Indiana, as shall be specified in the notice thereof. Business transacted at any special meeting of Shareholders shall be limited to the purpose or purposes stated in the notice.

Section 8.03. Action. All actions permitted or required to be taken by the Shareholders shall be taken at an annual or special meeting of the Shareholders. The Shareholders may not act by written consent in lieu of meeting.

ARTICLE IX

Business Combinations

Section 9.01. Substantial Shareholders. Except as provided in Section 9.02 hereof, the affirmative vote of at least 80% of the Shareholders shall be required to approve any Business Combination involving a Substantial

Shareholder. Such affirmative vote shall be required for any Business Combination notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise. As used in this Article IX, the term Business Combination shall mean:

(a) any merger or consolidation of the Corporation or any subsidiary of the Corporation with (i) any Substantial Shareholder or (ii) any other Person (whether or not itself a Substantial Shareholder) which is, or after such merger or consolidation would be, a Substantial Shareholder or an Affiliate of a Substantial Shareholder; or

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder, or any Affiliate of any Substantial Shareholder, of any assets of the Corporation or any subsidiary having an aggregate fair market value of $1,000,000 or more; or

(c) the issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of transactions) of any Securities of the Corporation or any subsidiary of any Substantial Shareholder or any Affiliate of any Substantial Shareholder in exchange for cash, Securities or other property (or a combination thereof) having an aggregate fair market value of $1,000,000 or more; or

(d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Substantial Shareholder or any Affiliate of any Substantial Shareholder; or

(e) any reclassification of Securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any subsidiary or any other transaction (whether or not with or into or otherwise involving a Substantial Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding Shares or Securities of the Corporation or any subsidiary which is directly or indirectly owned by any Substantial Shareholder or any Affiliate of any Substantial Shareholder.

Section 9.02. Exceptions. Section 9.01 of this Article shall not apply to a Business Combination if (A) the Business Combination is approved by a vote of three-fourths of the Continuing Directors, (B) the Business Combination consists of the issuance or transfer by the Corporation of Shares of its common stock in exchange for a partnership interest in Duke Realty Limited Partnership, an Indiana limited partnership, or Duke Realty Services Limited Partnership, an Indiana limited partnership, or any successor in interest to either such limited partnership or (C) the Substantial Shareholder shall have complied with the provisions of this Section 9.02 of this Article and all Shareholders of the Corporation shall have been given a reasonable opportunity immediately before the consummation of the Business Combination to receive in the Business Combination, or the right to receive as a result of or in the Business Combination cash, cash and other consideration or other consideration, the per Share fair market value of which will not, at the time the Business Combination is effected, together with any cash, be less than the greatest of: (i) the highest price per Share (including brokerage commissions, soliciting dealers’ fees and all other expenses) paid by the Substantial Shareholder in acquiring any of its Shares of the Corporation of the same class; (ii) the per Share book value of the same class of the Corporation’s Shares at the time the Business Combination is effected, determined by such independent appraisal firm or their experts as the Board of Directors deem appropriate; (iii) the highest sale or bid price per Share for the Shares of the same class during the 24 months immediately preceding the time the Business Combination is effected; and (iv) an amount which bears the same or a greater percentage relationship to the market price of the same class of the Corporation’s Shares immediately prior to the announcement of the Business Combination as the highest per Share price paid in (i) above bore to the market price of the same class of the Corporation’s Shares immediately prior to the commencement of acquisition of the Corporation’s Shares by such Substantial Shareholder. The consideration to be received by holders of outstanding Shares under this Section 9.02 shall be in cash or in the same form as the Substantial Shareholder has previously paid for such Shares. If the Substantial Shareholder has paid for Shares with varying forms of consideration, the form of consideration for Shares acquired under this Section 9.02 shall be either cash or the form used to acquire the largest number of Shares previously acquired by such Substantial Shareholder.

Section 9.03. Restrictions on Corporate Action. Without the approval of three-fourths of the Continuing Directors, a Substantial Shareholder, after the time it became such, seeking to comply with Section 9.02 of this Article shall not have (i) made any material change in the Corporation’s business or capital structure, (ii) received the benefit directly or indirectly (except proportionately as a Shareholder) of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, or (iii) made, caused or brought about, directly or indirectly, any change in the Corporation’s Articles or By-Laws or in the membership of the Corporation’s Board of Directors of any committee thereof, or (iv) terminated the Corporation’s agreement with the Advisor.

Section 9.04. Board Determinations. A majority of the Whole Board shall have the power to determine, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the Continuing Directors shall have the power to determine, for the purposes of this Article on the basis of information known to them, (i) the number of Shares of the Corporation of which any Person is the Owner, (ii) whether a Person is an Affiliate of another, and (iii) any other factual matter relating to the applicability or effect of this Article.

Section 9.05. Good Faith. Any determinations made by the Board of Directors, or by the Continuing Directors, as the case may be, pursuant to this Article in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon this Corporation and its Shareholders, including any Substantial Shareholders.

Section 9.06. Notice. Notwithstanding any provision of this Article IX to the contrary, no Substantial Shareholder shall consummate any Business Combination unless such Substantial Shareholder shall have mailed to public Shareholders of the Corporation, at least 30 days prior to the date of such consummation, a proxy or information statement describing the proposed Business Combination, which statement shall comply with the Act and the Rules and Regulations thereunder or any successor statute or regulation, whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules or regulations or subsequent provisions.

Section 9.07. Fiduciary Obligations. Nothing contained in this Article shall be construed to relieve any Substantial Shareholder from any fiduciary obligation imposed by law.

ARTICLE X

Refusal to Transfer Shares, Acquisition

Restriction and Other Restrictions on Rights of Shares

Section 10.01. Notice. The Shareholders shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of the Shares as the Directors deem necessary or appropriate to comply with the REIT provisions of the Code or to comply with the requirements of any taxing authority or governmental agency.

Section 10.02. Transfer Restrictions. Whenever it is deemed by them to be reasonably necessary to protect the status of the Corporation as a REIT, the Directors may require a statement or affidavit from each Shareholder or proposed transferee of Shares setting forth the number of Shares already owned by him and any related Person specified in the form prescribed by the Directors for that purpose. If, in the opinion of the Directors, which shall be conclusive upon any proposed transferee of Shares, any proposed transfer might jeopardize the status of the Corporation as a REIT, the Directors shall have the right, but not the duty, to refuse to permit such transfer.

Section 10.03. Null and Void. Notwithstanding any other provision of these Articles to the contrary, any purported acquisition of Shares of the Corporation which would result in the disqualification of the Corporation as a REIT shall be null and void.

Section 10.04. No Limit. Nothing contained in these Articles shall limit the authority of the Directors to take such other action as they deem necessary or advisable to protect the Corporation and the interests of the Shareholders by preservation of the Corporation’s status as a REIT.

Section 10.05. Stock Exchange. It shall be the policy of the Directors to consult with the appropriate officials of any stock exchange on which the relevant Shares of the Corporation are listed as far as reasonably possible in advance of the final exercise (at any time when the Shares are listed on such exchange) of any powers granted by Sections 10.02 or 10.03.

Section 10.06. Legend. In furtherance of the provisions of this Article X, each certificate evidencing Shares shall contain a legend imprinted thereon to the following effect, or such other legend as the Directors may from time to time adopt:

STATEMENT OF POWERS;

PROVISIONS RELATING TO PROHIBITION OF

TRANSFER OF SHARES AND OTHER RESTRICTIONS

“If necessary to effect compliance by the Corporation with requirements of the Internal Revenue Code relating to real estate investment trusts, rights of the holder of the Shares represented by this certificate may be restricted by the Corporation and/or the transfer thereof may be prohibited upon the terms and conditions set forth in the Articles of Incorporation. The Corporation will furnish a copy of such terms and conditions and a statement of all the powers, designations, participating, optional or other special rights of each class of stock issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights, to the registered holder of this certificate upon request and without charge.”

ARTICLE XI

Amendment of By-Laws

The Shareholders or the Directors may, by a majority vote, amend or repeal any provision of the By-Laws.

ARTICLE XII

Amendment or Repeal

Notwithstanding any other provision of these Articles or the By-Laws of the Corporation (and not withstanding the fact that a lesser percentage may be specified by these Articles or the By-Laws of the Corporation) and in addition to any other procedure specified under Indiana law, the affirmative vote of at least eighty percent (80%) of the issued and outstanding Shares of the Corporation shall be required to repeal or adopt any provision inconsistent with Articles IX, X, XI and XII, or Sections 7.01, 7.02, 7.03, and 8.03, hereof. With respect to any other proposed amendment to or alteration of these Articles not approved by the vote of three-quarters of the Directors, such amendment or alteration shall require the affirmative vote of at least eighty percent (80%) of the issued and outstanding Shares.

ARTICLE XIII

Indemnification of Directors and Officers

Section 13.01. Elimination of Certain Liability of Directors. A Director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its Shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under IND. CODE Section 23-1-35-4, or (iv) for any transaction from which the Director derived an improper personal benefit.

Section 13.02. Indemnification and Insurance.

(a) Right to Indemnification. Each Person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Indiana Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Person in connection therewith and such indemnification shall continue as to a Person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such Person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 13.02 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Indiana Business Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such Person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section 13.02 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section 13.02 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Indiana Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Indiana Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met such applicable standard of conduct.

(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 13.02 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, provision of these Articles, by-law, agreement, vote of Shareholders or disinterested Directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the Indiana Business Corporation Law.

ARTICLE XIV

Severability

In the event that any Article or Section (or portion thereof) of these Articles shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions, or portion thereof, of these Articles shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its Shareholders that each such remaining provision (or portion thereof of these Articles remain, to the fullest extent permitted by law, applicable and enforceable as to all Shareholders, including Substantial Shareholders notwithstanding any such findings.

ARTICLE XV

Incorporator

The name and mailing address of the sole incorporator are:

John R. Gaskin

600 East 96th Street, Suite 100

Indianapolis, Indiana 46240

Exhibit A

to the

Fourth Amended and Restated

Articles of Incorporation of

Duke Realty Corporation

Series J Preferred Shares. Pursuant to the authority granted under Section 6.01 of the Corporation’s Third Restated Articles of Incorporation (the “Articles of Incorporation”), the Board of Directors of the Corporation hereby establishes a series of preferred shares designated the 6.625% Series J Cumulative Redeemable Preferred Shares ($0.01 par value per share) (liquidation preference $250.00 per share) (the “Series J Preferred Shares”) on the following terms:

(a) Number. The number of authorized shares of the Series J Preferred Shares shall be 460,000.

(b) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series J Preferred Shares shall rank (i) on a parity with any class or series of capital shares of the Corporation as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up (whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series J Preferred Shares), if the holders of such class or series of capital shares and the Series J Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences without preference or priority one over the other, (ii) senior to any class or series of capital shares of the Corporation ranking, as to dividends or upon liquidation, junior to the Series J Preferred Shares (collectively, “Junior Shares”) and (iii) senior to the Series C Preferred Shares, shares of common stock (“Common Shares”) and any other class or series of capital shares of the Corporation ranking, as to dividends and upon liquidation, junior to the Series J Preferred Shares (collectively, “Fully Junior Shares”).

(c) Dividends.

(1) The holders of the then outstanding Series J Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative dividends at the rate of 6.625% of the liquidation preference per share per year, payable quarterly in equal amounts of $4.140625 per share in cash on the last calendar day of each February, May, August and November or, if not a Business Day (as hereinafter defined), the next succeeding Business Day (each such day being hereinafter called a “Quarterly Dividend Date” and each period ending on a Quarterly Dividend Date being hereinafter called a “Dividend Period”), provided, however, that the first distribution on the Series J Preferred Shares will be paid on December 1, 2003. Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the “Record Date”), which shall be on such date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Quarterly Dividend Date. The amount of any dividend payable for any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on each share of Series J Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof whether or not (i) there are funds legally available for the payment of such distributions or (ii) such distributions are authorized. Dividends paid on the Series J Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding. Except as provided in subparagraph (e)(2)(iv) and the last sentence of this paragraph, unless the full cumulative dividends on the Series J Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than dividends payable solely in Common Shares or other Fully Junior Shares) shall be declared or paid or set aside for payment or other distribution made upon the Common Shares or any other capital shares of the Corporation ranking junior to or on a parity with the Series J Preferred Shares as to dividends or upon liquidation, nor shall any Common Shares or any other capital shares of the Corporation ranking junior to or on a parity with the Series J Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of such shares) by the Corporation or any subsidiary of the Corporation (except for conversion into or exchange for such capital shares of the Corporation ranking junior to the Series J Preferred Shares as to dividends and upon liquidation). If accrued dividends on the Series J Preferred Shares for all prior Dividend Periods have not been paid in full, then any dividend declared on the Series J Preferred Shares for any Dividend Period and on any series of preferred shares at the time outstanding ranking on a parity as to the dividends with the Series J Preferred Shares will be declared ratably in proportion to accrued and unpaid dividends on the Series J Preferred Shares and such series of preferred shares at the time outstanding ranking on a parity as to dividends with the Series J Preferred Shares.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(2) The amount of any dividends accrued on any Series J Preferred Shares at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series J Preferred Shares at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of 6.625% per share, for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year consisting of twelve 30-day months.

(3) Except as provided in this Section, the Series J Preferred Shares shall not be entitled to participate in the earnings or assets of the Corporation.

(4) Any dividend payment made on the Series J Preferred Shares shall be first credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(5) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of capital shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Series J Preferred Shares shall be the amount that the total dividends paid or made available to the holders of the Series J Preferred Shares for the year bears to the Total Dividends.

(6) No dividends on the Series J Preferred Shares shall be authorized by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series J Preferred Shares will accrue whether or not there are funds legally available for the payment of such distributions or such distributions are authorized.

(d) Liquidation Rights.

(1) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Series J Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares or any Fully Junior Shares, the amount of $250.00 per share, plus an amount equal to any accrued and unpaid distributions thereon to the date of such liquidation, dissolution or winding up.

(2) After payment of the full amount of the liquidating distributions provided for in this Section to the holders of the Series J Preferred Shares, such holders shall have no right or claim to any of the remaining assets of the Corporation.

(3) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the liquidating distributions of the Series J Preferred Shares and any other shares of the Corporation ranking as to any such distribution on a parity with the Series J Preferred Shares are not paid in full, the holders of the Series J Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they are entitled.

(4) Neither the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section.

(e) Redemption by the Corporation.

(1) Optional Redemption. On and after August 25, 2008, the Corporation may, at its option, redeem at any time all or, from time to time, part of the Series J Preferred Shares at a price per share (the “Series J Redemption Price”), payable in cash, of $250.00, together with all accrued and unpaid distributions thereon, without interest, to and including the date fixed for redemption (the “Series J Redemption Date”). The Series J Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

(2) Procedures of Redemption.

(i) Notice of redemption will be published in a newspaper of general circulation in the City of New York once a week for two successive weeks, and notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series J Redemption Date, addressed to each holder of record of the Series J Preferred Shares to be redeemed at the address set forth in the share transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series J Preferred Shares, except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series J Preferred Shares (or depositary shares or receipts representing fractional interests in Series J Preferred Shares) may be listed or admitted to trading, such notice shall state: (a) the Series J Redemption Date; (b) the Series J Redemption Price; (c) the number of Series J Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series J Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series J Redemption Date. In case fewer than all of the Series J Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series J Preferred Shares to be redeemed from such holder.

(ii) If notice has been mailed in accordance with subparagraph (e)(2)(i) above and provided that on or before the Series J Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series J Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series J Redemption Date, dividends on the Series J Preferred Shares so called for redemption shall cease to accumulate, said shares shall no longer be deemed to be outstanding and shall not have the status of Series J Preferred Shares and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Series J Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any Series J Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Series J Preferred Shares shall be redeemed by the Corporation at the Series J Redemption Price. In case fewer than all the Series J Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series J Preferred Shares without cost to the holder thereof.

(iii) Any funds deposited with a bank or trust company for the purpose of redeeming Series J Preferred Shares shall be irrevocable except that:

(A) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series J Preferred Shares entitled thereto at the expiration of two years from the applicable Series J Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(iv) Unless full accumulated dividends on all Series J Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series J Preferred Shares shall be redeemed or purchased or otherwise acquired directly or indirectly by the Corporation or any subsidiary of the Corporation and no shares of any series of preferred shares of the Corporation shall be redeemed unless all outstanding Series J Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption of Series J Preferred Shares to preserve the REIT status of the Corporation or the purchase or acquisition of Series J Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series J Preferred Shares.

(v) If the Series J Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series J Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation’s default in the payment of the dividend due.

(vi) In case of redemption of less than all Series J Preferred Shares at the time outstanding, the Series J Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series J Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

(f) Voting Rights. Except as required by law and as set forth below, the holders of the Series J Preferred Shares shall not be entitled to vote at any meeting of the shareholders for the election of Directors or for any other purpose, to otherwise participate in any action taken by the Corporation or the shareholders thereof or to receive notice of any meeting of shareholders.

(1) Whenever dividends on any Series J Preferred Shares shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the holders of such Series J Preferred Shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Directors of the Corporation at a special meeting called by the holders of record of at least ten percent (10%) of any series of preferred shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders and at each subsequent annual meeting until all dividends accumulated on such Series J Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Corporation will be increased by two Directors.

(2) So long as any Series J Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series J Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital shares ranking prior to the Series J Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Corporation’s Articles of Incorporation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series J Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series J Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series J Preferred Shares and provided further that (x) any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or (u) any increase in the amount of authorized Series J Preferred Shares or any other preferred shares, in each case ranking on a parity with or junior to the Series J Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series J Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(3) On each matter submitted to a vote of the holders of Series J Preferred Shares in accordance with this Section or as otherwise required by law, each Series J Preferred Share shall be entitled to ten (10) votes, each of which ten (10) votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each Series J Preferred Share, the holder thereof may designate up to ten (10) proxies, with each such proxy having the right to vote a whole number of votes (totaling ten (10) votes per Series J Preferred Share).

(g) Conversion. The Series J Preferred Shares are not convertible into or exchangeable for any other property or securities of the Corporation.

Exhibit B

to the

Fourth Amended and Restated

Articles of Incorporation of

Duke Realty Corporation

Series K Preferred Shares. Pursuant to the authority granted under Section 6.01 of the Corporation’s Third Restated Articles of Incorporation (the “Articles of Incorporation”), the Board of Directors of the Corporation hereby establishes a series of preferred shares designated the 6.5% Series K Cumulative Redeemable Preferred Shares ($0.01 par value per share) (liquidation preference $250.00 per share) (the “Series K Preferred Shares”) on the following terms:

(a) Number. The number of authorized shares of the Series K Preferred Shares shall be 600,000.

(b) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series K Preferred Shares shall rank (i) on a parity with any class or series of capital shares of the Corporation as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up (whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series K Preferred Shares), if the holders of such class or series of capital shares and the Series K Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences without preference or priority one over the other, (ii) senior to any class or series of capital shares of the Corporation ranking, as to dividends or upon liquidation, junior to the Series K Preferred Shares (collectively, “Junior Shares”) and (iii) senior to the Series C Preferred Shares, shares of common stock (“Common Shares”) and any other class or series of capital shares of the Corporation ranking, as to dividends and upon liquidation, junior to the Series K Preferred Shares (collectively, “Fully Junior Shares”).

(c) Dividends.

(1) The holders of the then outstanding Series K Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative dividends at the rate of 6.5% of the liquidation preference per share per year, payable quarterly in equal amounts of $4.0625 per share in cash on the last calendar day of each February, May, August and November or, if not a Business Day (as hereinafter defined), the next succeeding Business Day (each such day being hereinafter called a “Quarterly Dividend Date” and each period ending on a Quarterly Dividend Date being hereinafter called a “Dividend Period”), provided, however, that the first distribution on the Series K Preferred Shares will be paid on May 31, 2004. Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the “Record Date”), which shall be on such date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Quarterly Dividend Date. The amount of any dividend payable for any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on each share of Series K Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof whether or not (i) there are funds legally available for the payment of such distributions or (ii) such distributions are authorized. Dividends paid on the Series K Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding. Except as provided in subparagraph (e)(2)(iv) and the last sentence of this paragraph, unless the full cumulative dividends on the Series K Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than dividends payable solely in Common Shares or other Fully Junior Shares) shall be declared or paid or set aside for payment or other distribution made upon the Common Shares or any other capital shares of the Corporation ranking junior to or on a parity with the Series K Preferred Shares as to dividends or upon liquidation, nor shall any Common Shares or any other capital shares of the Corporation ranking junior to or on a parity with the Series K Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of such shares) by the Corporation or any subsidiary of the Corporation (except for conversion into or exchange for such capital shares of the Corporation ranking junior to the Series K Preferred Shares as to dividends and upon liquidation). If accrued dividends on the Series K Preferred Shares for all prior Dividend Periods have not been paid in full, then any dividend declared on the Series K Preferred Shares for any Dividend Period and on any series of preferred shares at the time outstanding ranking on a parity as to the dividends with the Series K Preferred Shares will be declared ratably in proportion to accrued and unpaid dividends on the Series K Preferred Shares and such series of preferred shares at the time outstanding ranking on a parity as to dividends with the Series K Preferred Shares.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(2) The amount of any dividends accrued on any Series K Preferred Shares at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series K Preferred Shares at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of 6.5% per share, for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year consisting of twelve 30-day months.

(3) Except as provided in this Section, the Series K Preferred Shares shall not be entitled to participate in the earnings or assets of the Corporation.

(4) Any dividend payment made on the Series K Preferred Shares shall be first credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(5) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of capital shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Series K Preferred Shares shall be the amount that the total dividends paid or made available to the holders of the Series K Preferred Shares for the year bears to the Total Dividends.

(6) No dividends on the Series K Preferred Shares shall be authorized by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series K Preferred Shares will accrue whether or not there are funds legally available for the payment of such distributions or such distributions are authorized.

(d) Liquidation Rights.

(1) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Series K Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares or any Fully Junior Shares, the amount of $250.00 per share, plus an amount equal to any accrued and unpaid distributions thereon to the date of such liquidation, dissolution or winding up.

(2) After payment of the full amount of the liquidating distributions provided for in this Section to the holders of the Series K Preferred Shares, such holders shall have no right or claim to any of the remaining assets of the Corporation.

(3) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the liquidating distributions of the Series K Preferred Shares and any other shares of the Corporation ranking as to any such distribution on a parity with the Series K Preferred Shares are not paid in full, the holders of the Series K Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they are entitled.

(4) Neither the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section.

(e) Redemption by the Corporation.

(1) Optional Redemption. On and after February 13, 2009, the Corporation may, at its option, redeem at any time all or, from time to time, part of the Series K Preferred Shares at a price per share (the “Series K Redemption Price”), payable in cash, of $250.00, together with all accrued and unpaid distributions thereon, without interest, to and including the date fixed for redemption (the “Series K Redemption Date”). The Series K Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

(2) Procedures of Redemption.

(i) Notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series K Redemption Date, addressed to each holder of record of the Series K Preferred Shares to be redeemed at the address set forth in the share transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series K Preferred Shares, except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series K Preferred Shares (or depositary shares or receipts representing fractional interests in Series K Preferred Shares) may be listed or admitted to trading, such notice shall state: (a) the Series K Redemption Date; (b) the Series K Redemption Price; (c) the number of Series K Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series K Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series K Redemption Date. In case fewer than all of the Series K Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series K Preferred Shares to be redeemed from such holder.

(ii) If notice has been mailed in accordance with subparagraph (e)(2)(i) above and provided that on or before the Series K Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series K Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series K Redemption Date, dividends on the Series K Preferred Shares so called for redemption shall cease to accumulate, said shares shall no longer be deemed to be outstanding and shall not have the status of Series K Preferred Shares and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Series K Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any Series K Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Series K Preferred Shares shall be redeemed by the Corporation at the Series K Redemption Price. In case fewer than all the Series K Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series K Preferred Shares without cost to the holder thereof.

(iii) Any funds deposited with a bank or trust company for the purpose of redeeming Series K Preferred Shares shall be irrevocable except that:

(A) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series K Preferred Shares entitled thereto at the expiration of two years from the applicable Series K Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(iv) Unless full accumulated dividends on all Series K Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series K Preferred Shares shall be redeemed or purchased or otherwise acquired directly or indirectly by the Corporation or any subsidiary of the Corporation and no shares of any series of preferred shares of the Corporation shall be redeemed unless all outstanding Series K Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption of Series K Preferred Shares to preserve the REIT status of the Corporation or the purchase or acquisition of Series K Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series K Preferred Shares.

(v) If the Series K Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series K Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation’s default in the payment of the dividend due.

(vi) In case of redemption of less than all Series K Preferred Shares at the time outstanding, the Series K Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series K Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

(f) Voting Rights. Except as required by law and as set forth below, the holders of the Series K Preferred Shares shall not be entitled to vote at any meeting of the shareholders for the election of Directors or for any other purpose, to otherwise participate in any action taken by the Corporation or the shareholders thereof or to receive notice of any meeting of shareholders.

(1) Whenever dividends on any Series K Preferred Shares shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the holders of such Series K Preferred Shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Directors of the Corporation at a special meeting called by the holders of record of at least ten percent (10%) of any series of preferred shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders and at each subsequent annual meeting until all dividends accumulated on such Series K Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Corporation will be increased by two Directors.

(2) So long as any Series K Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series K Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital shares ranking prior to the Series K Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Corporation’s Articles of Incorporation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series K Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series K Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series K Preferred Shares and provided further that (x) any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or (u) any increase in the amount of authorized Series K Preferred Shares or any other preferred shares, in each case ranking on a parity with or junior to the Series K Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series K Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(3) On each matter submitted to a vote of the holders of Series K Preferred Shares in accordance with this Section or as otherwise required by law, each Series K Preferred Share shall be entitled to ten (10) votes, each of which ten (10) votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each Series K Preferred Share, the holder thereof may designate up to ten (10) proxies, with each such proxy having the right to vote a whole number of votes (totaling ten (10) votes per Series K Preferred Share).

(g) Conversion. The Series K Preferred Shares are not convertible into or exchangeable for any other property or securities of the Corporation.

Exhibit C

to the

Fourth Amended and Restated

Articles of Incorporation of

Duke Realty Corporation

Series L Preferred Shares. Pursuant to the authority granted under Section 6.01 of the Corporation’s Third Restated Articles of Incorporation (the “Articles of Incorporation”), the Board of Directors of the Corporation hereby establishes a series of preferred shares designated the 6.6% Series L Cumulative Redeemable Preferred Shares ($0.01 par value per share) (liquidation preference $250.00 per share) (the “Series L Preferred Shares”) on the following terms:

(a) Number. The number of authorized shares of the Series L Preferred Shares shall be 800,000.

(b) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series L Preferred Shares shall rank (i) on a parity with any class or series of capital shares of the Corporation as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up (whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series L Preferred Shares), if the holders of such class or series of capital shares and the Series L Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences without preference or priority one over the other, (ii) senior to any class or series of capital shares of the Corporation ranking, as to dividends or upon liquidation, junior to the Series L Preferred Shares (collectively, “Junior Shares”) and (iii) senior to the Series C Preferred Shares, shares of common stock (“Common Shares”) and any other class or series of capital shares of the Corporation ranking, as to dividends and upon liquidation, junior to the Series L Preferred Shares (collectively, “Fully Junior Shares”).

(c) Dividends.

(1) The holders of the then outstanding Series L Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative dividends at the rate of 6.6% of the liquidation preference per share per year, payable quarterly in equal amounts of $4.125 per share in cash on the last calendar day of each February, May, August and November or, if not a Business Day (as hereinafter defined), the next succeeding Business Day (each such day being hereinafter called a “Quarterly Dividend Date” and each period ending on a Quarterly Dividend Date being hereinafter called a “Dividend Period”), provided, however, that the first distribution on the Series L Preferred Shares will be paid on February 28, 2005. Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the “Record Date”), which shall be on such date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Quarterly Dividend Date. The amount of any dividend payable for any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on each share of Series L Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof whether or not (i) there are funds legally available for the payment of such distributions or (ii) such distributions are authorized. Dividends paid on the Series L Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding. Except as provided in subparagraph (e)(2)(iv) and the last sentence of this paragraph, unless the full cumulative dividends on the Series L Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than dividends payable solely in Common Shares or other Fully Junior Shares) shall be declared or paid or set aside for payment or other distribution made upon the Common Shares or any other capital shares of the Corporation ranking junior to or on a parity with the Series L Preferred Shares as to dividends or upon liquidation, nor shall any Common Shares or any other capital shares of the Corporation ranking junior to or on a parity with the Series L Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of such shares) by the Corporation or any subsidiary of the Corporation (except for conversion into or exchange for such capital shares of the Corporation ranking junior to the Series L Preferred Shares as to dividends and upon liquidation). If accrued dividends on the Series L Preferred Shares for all prior Dividend Periods have not been paid in full, then any dividend declared on the Series L Preferred Shares for any Dividend Period and on any series of preferred shares at the time outstanding ranking on a parity as to the dividends with the Series L Preferred Shares will be declared ratably in proportion to accrued and unpaid dividends on the Series L Preferred Shares and such series of preferred shares at the time outstanding ranking on a parity as to dividends with the Series L Preferred Shares.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(2) The amount of any dividends accrued on any Series L Preferred Shares at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series L Preferred Shares at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of 6.6% per share, for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year consisting of twelve 30-day months.

(3) Except as provided in this Section, the Series L Preferred Shares shall not be entitled to participate in the earnings or assets of the Corporation.

(4) Any dividend payment made on the Series L Preferred Shares shall be first credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(5) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of capital shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Series L Preferred Shares shall be the amount that the total dividends paid or made available to the holders of the Series L Preferred Shares for the year bears to the Total Dividends.

(6) No dividends on the Series L Preferred Shares shall be authorized by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series L Preferred Shares will accrue whether or not there are funds legally available for the payment of such distributions or such distributions are authorized.

(d) Liquidation Rights.

(1) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Series L Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares or any Fully Junior Shares, the amount of $250.00 per share, plus an amount equal to any accrued and unpaid distributions thereon to the date of such liquidation, dissolution or winding up.

(2) After payment of the full amount of the liquidating distributions provided for in this Section to the holders of the Series L Preferred Shares, such holders shall have no right or claim to any of the remaining assets of the Corporation.

(3) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the liquidating distributions of the Series L Preferred Shares and any other shares of the Corporation ranking as to any such distribution on a parity with the Series L Preferred Shares are not paid in full, the holders of the Series L Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they are entitled.

(4) Neither the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section.

(e) Redemption by the Corporation.

(1) Optional Redemption. On and after November 30, 2009, the Corporation may, at its option, redeem at any time all or, from time to time, part of the Series L Preferred Shares at a price per share (the “Series L Redemption Price”), payable in cash, of $250.00, together with all accrued and unpaid distributions thereon, without interest, to and including the date fixed for redemption (the “Series L Redemption Date”). The Series L Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

(2) Procedures of Redemption.

(i) Notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series L Redemption Date, addressed to each holder of record of the Series L Preferred Shares to be redeemed at the address set forth in the share transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series L Preferred Shares, except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series L Preferred Shares (or depositary shares or receipts representing fractional interests in Series L Preferred Shares) may be listed or admitted to trading, such notice shall state: (a) the Series L Redemption Date; (b) the Series L Redemption Price; (c) the number of Series L Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series L Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series L Redemption Date. In case fewer than all of the Series L Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series L Preferred Shares to be redeemed from such holder.

(ii) If notice has been mailed in accordance with subparagraph (e)(2)(i) above and provided that on or before the Series L Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series L Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series L Redemption Date, dividends on the Series L Preferred Shares so called for redemption shall cease to accumulate, said shares shall no longer be deemed to be outstanding and shall not have the status of Series L Preferred Shares and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Series L Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any Series L Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Series L Preferred Shares shall be redeemed by the Corporation at the Series L Redemption Price. In case fewer than all the Series L Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series L Preferred Shares without cost to the holder thereof.

(iii) Any funds deposited with a bank or trust company for the purpose of redeeming Series L Preferred Shares shall be irrevocable except that:

(A) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series L Preferred Shares entitled thereto at the expiration of two years from the applicable Series L Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(iv) Unless full accumulated dividends on all Series L Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series L Preferred Shares shall be redeemed or purchased or otherwise acquired directly or indirectly by the Corporation or any subsidiary of the Corporation and no shares of any series of preferred shares of the Corporation shall be redeemed unless all outstanding Series L Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption of Series L Preferred Shares to preserve the REIT status of the Corporation or the purchase or acquisition of Series L Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series L Preferred Shares.

(v) If the Series L Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series L Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation’s default in the payment of the dividend due.

(vi) In case of redemption of less than all Series L Preferred Shares at the time outstanding, the Series L Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series L Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

(f) Voting Rights. Except as required by law and as set forth below, the holders of the Series L Preferred Shares shall not be entitled to vote at any meeting of the shareholders for the election of Directors or for any other purpose, to otherwise participate in any action taken by the Corporation or the shareholders thereof or to receive notice of any meeting of shareholders.

(1) Whenever dividends on any Series L Preferred Shares shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the holders of such Series L Preferred Shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Directors of the Corporation at a special meeting called by the holders of record of at least ten percent (10%) of any series of preferred shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders and at each subsequent annual meeting until all dividends accumulated on such Series L Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Corporation will be increased by two Directors.

(2) So long as any Series L Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series L Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital shares ranking prior to the Series L Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Corporation’s Articles of Incorporation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series L Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series L Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series L Preferred Shares and provided further that (x) any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or (u) any increase in the amount of authorized Series L Preferred Shares or any other preferred shares, in each case ranking on a parity with or junior to the Series L Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series L Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(3) On each matter submitted to a vote of the holders of Series L Preferred Shares in accordance with this Section or as otherwise required by law, each Series L Preferred Share shall be entitled to ten (10) votes, each of which ten (10) votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each Series L Preferred Share, the holder thereof may designate up to ten (10) proxies, with each such proxy having the right to vote a whole number of votes (totaling ten (10) votes per Series L Preferred Share).

(g) Conversion. The Series L Preferred Shares are not convertible into or exchangeable for any other property or securities of the Corporation.

Exhibit D

to the

Fourth Amended and Restated

Articles of Incorporation of

Duke Realty Corporation

Series M Preferred Shares. Pursuant to the authority granted under Section 6.01 of the Corporation’s Third Restated Articles of Incorporation (the “Articles of Incorporation”), the Board of Directors of the Corporation hereby establishes a series of preferred shares designated the 6.95% Series M Cumulative Redeemable Preferred Shares ($0.01 par value per share) (liquidation preference $250.00 per share) (the “Series M Preferred Shares”) on the following terms:

(a) Number. The number of authorized shares of the Series M Preferred Shares shall be 736,000.

(b) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series M Preferred Shares shall rank (i) on a parity with any class or series of capital shares of the Corporation as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up (whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series M Preferred Shares), if the holders of such class or series of capital shares and the Series M Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences without preference or priority one over the other, (ii) senior to any class or series of capital shares of the Corporation ranking, as to dividends or upon liquidation, junior to the Series M Preferred Shares (collectively, “Junior Shares”) and (iii) senior to the Series C Preferred Shares, shares of common stock (“Common Shares”) and any other class or series of capital shares of the Corporation ranking, as to dividends and upon liquidation, junior to the Series M Preferred Shares (collectively, “Fully Junior Shares”).

(c) Dividends.

(1) The holders of the then outstanding Series M Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative dividends at the rate of 6.95% of the liquidation preference per share per year, payable quarterly in equal amounts of $4.34375 per share in cash on the last calendar day of each March, June, September and December, or, if not a Business Day (as hereinafter defined), the next succeeding Business Day (each such day being hereinafter called a “Quarterly Dividend Date” and each period ending on a Quarterly Dividend Date being hereinafter called a “Dividend Period”), provided, however, that the first distribution on the Series M Preferred Shares will be paid on March 31, 2006. Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the “Record Date”), which shall be on such date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Quarterly Dividend Date. The amount of any dividend payable for any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on each share of Series M Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof whether or not (i) there are funds legally available for the payment of such distributions or (ii) such distributions are authorized. Dividends paid on the Series M Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per share basis among all such shares at the time outstanding. Except as provided in subparagraph (e)(2)(iv) and the last sentence of this paragraph, unless the full cumulative dividends on the Series M Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than dividends payable solely in Common Shares or other Fully Junior Shares) shall be declared or paid or set aside for payment or other distribution made upon the Common Shares or any other capital shares of the Corporation ranking junior to or on a parity with the Series M Preferred Shares as to dividends or upon liquidation, nor shall any Common Shares or any other capital shares of the Corporation ranking junior to or on a parity with the Series M Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of such shares) by the Corporation or any subsidiary of the Corporation (except for conversion into or exchange for such capital shares of the Corporation ranking junior to the Series M Preferred Shares as to dividends and upon liquidation). If accrued dividends on the Series M Preferred Shares for all prior Dividend Periods have not been paid in full, then any dividend declared on the Series M Preferred Shares for any Dividend Period and on any series of preferred shares at the time outstanding ranking on a parity as to the dividends with the Series M Preferred Shares will be declared ratably in proportion to accrued and unpaid dividends on the Series M Preferred Shares and such series of preferred shares at the time outstanding ranking on a parity as to dividends with the Series M Preferred Shares.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(2) The amount of any dividends accrued on any Series M Preferred Shares at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series M Preferred Shares at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of 6.95% per share, for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year consisting of twelve 30-day months.

(3) Except as provided in this Section, the Series M Preferred Shares shall not be entitled to participate in the earnings or assets of the Corporation.

(4) Any dividend payment made on the Series M Preferred Shares shall be first credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(5) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of capital shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Series M Preferred Shares shall be the amount that the total dividends paid or made available to the holders of the Series M Preferred Shares for the year bears to the Total Dividends.

(6) No dividends on the Series M Preferred Shares shall be authorized by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series M Preferred Shares will accrue whether or not there are funds legally available for the payment of such distributions or such distributions are authorized.

(d) Liquidation Rights.

(1) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Series M Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares or any Fully Junior Shares, the amount of $250.00 per share, plus an amount equal to any accrued and unpaid distributions thereon to the date of such liquidation, dissolution or winding up.

(2) After payment of the full amount of the liquidating distributions provided for in this Section to the holders of the Series M Preferred Shares, such holders shall have no right or claim to any of the remaining assets of the Corporation.

(3) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the liquidating distributions of the Series M Preferred Shares and any other shares of the Corporation ranking as to any such distribution on a parity with the Series M Preferred Shares are not paid in full, the holders of the Series M Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they are entitled.

(4) Neither the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section.

(e) Redemption by the Corporation.

(1) Optional Redemption. On and after January 31, 2011, the Corporation may, at its option, redeem at any time all or, from time to time, part of the Series M Preferred Shares at a price per share (the “Series M Redemption Price”), payable in cash, of $250.00, together with all accrued and unpaid distributions thereon, without interest, to and including the date fixed for redemption (the “Series M Redemption Date”). The Series M Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

(2) Procedures of Redemption.

(i) Notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series M Redemption Date, addressed to each holder of record of the Series M Preferred Shares to be redeemed at the address set forth in the share transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series M Preferred Shares, except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series M Preferred Shares (or depositary shares or receipts representing fractional interests in Series M Preferred Shares) may be listed or admitted to trading, such notice shall state: (a) the Series M Redemption Date; (b) the Series M Redemption Price; (c) the number of Series M Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series M Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate on the Series M Redemption Date. In case fewer than all of the Series M Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series M Preferred Shares to be redeemed from such holder.

(ii) If notice has been mailed in accordance with subparagraph (e)(2)(i) above and provided that on or before the Series M Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series M Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series M Redemption Date, dividends on the Series M Preferred Shares so called for redemption shall cease to accumulate, said shares shall no longer be deemed to be outstanding and shall not have the status of Series M Preferred Shares and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Series M Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any Series M Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Series M Preferred Shares shall be redeemed by the Corporation at the Series M Redemption Price. In case fewer than all the Series M Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series M Preferred Shares without cost to the holder thereof.

(iii) Any funds deposited with a bank or trust company for the purpose of redeeming Series M Preferred Shares shall be irrevocable except that:

(A) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series M Preferred Shares entitled thereto at the expiration of two years from the applicable Series M Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(iv) Unless full accumulated dividends on all Series M Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series M Preferred Shares shall be redeemed or purchased or otherwise acquired directly or indirectly by the Corporation or any subsidiary of the Corporation and no shares of any series of preferred shares of the Corporation shall be redeemed unless all outstanding Series M Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption of Series M Preferred Shares to preserve the REIT status of the Corporation or the purchase or acquisition of Series M Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series M Preferred Shares.

(v) If the Series M Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series M Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation’s default in the payment of the dividend due.

(vi) In case of redemption of less than all Series M Preferred Shares at the time outstanding, the Series M Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series M Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

(f) Voting Rights. Except as required by law and as set forth below, the holders of the Series M Preferred Shares shall not be entitled to vote at any meeting of the shareholders for the election of Directors or for any other purpose, to otherwise participate in any action taken by the Corporation or the shareholders thereof or to receive notice of any meeting of shareholders.

(1) Whenever dividends on any Series M Preferred Shares shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the holders of such Series M Preferred Shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Directors of the Corporation at a special meeting called by the holders of record of at least ten percent (10%) of any series of preferred shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders and at each subsequent annual meeting until all dividends accumulated on such Series M Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Corporation will be increased by two Directors.

(2) So long as any Series M Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series M Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital shares ranking prior to the Series M Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Corporation’s Articles of Incorporation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series M Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series M Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series M Preferred Shares and provided further that (x) any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or (u) any increase in the amount of authorized Series M Preferred Shares or any other preferred shares, in each case ranking on a parity with or junior to the Series M Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series M Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(3) On each matter submitted to a vote of the holders of Series M Preferred Shares in accordance with this Section or as otherwise required by law, each Series M Preferred Share shall be entitled to ten (10) votes, each of which ten (10) votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each Series M Preferred Share, the holder thereof may designate up to ten (10) proxies, with each such proxy having the right to vote a whole number of votes (totaling ten (10) votes per Series M Preferred Share).

(g) Conversion. The Series M Preferred Shares are not convertible into or exchangeable for any other property or securities of the Corporation.

Exhibit E

to the

Fourth Amended and Restated

Articles of Incorporation of

Duke Realty Corporation

Series N Preferred Shares. Pursuant to the authority granted under Section 6.01 of the Corporation’s Third Restated Articles of Incorporation (the “Articles of Incorporation”), the Board of Directors of the Corporation hereby establishes a series of preferred shares designated the 7.25% Series N Cumulative Redeemable Preferred Shares ($0.01 par value per share) (liquidation preference $250.00 per share) (the “Series N Preferred Shares”) on the following terms:

(a) Number. The number of authorized shares of the Series N Preferred Shares shall be 440,000.

(b) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series N Preferred Shares shall rank (i) on a parity with any class or series of capital shares of the Corporation as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up (whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series N Preferred Shares), if the holders of such class or series of capital shares and the Series N Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences without preference or priority one over the other, (ii) senior to any class or series of capital shares of the Corporation ranking, as to dividends or upon liquidation, junior to the Series N Preferred Shares (collectively, “Junior Shares”) and (iii) senior to the Series C Preferred Shares, shares of common stock (“Common Shares”) and any other class or series of capital shares of the Corporation ranking, as to dividends and upon liquidation, junior to the Series N Preferred Shares (collectively, “Fully Junior Shares”).

(c) Dividends.

(1) The holders of the then outstanding Series N Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative dividends at the rate of 7.25% of the liquidation preference per share per year, payable quarterly in equal amounts of $4.53125 per share in cash on the last calendar day of each March, June, September and December, or, if not a Business Day (as hereinafter defined), the next succeeding Business Day (each such day being hereinafter called a “Quarterly Dividend Date” and each period ending on a Quarterly Dividend Date being hereinafter called a “Dividend Period”), provided, however, that the first distribution on the Series N Preferred Shares will be paid on September 30, 2006. Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the “Record Date”), which shall be on such date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Quarterly Dividend Date. The amount of any dividend payable for any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on each share of Series N Preferred Shares shall accrue and be cumulative from and including the date of original issue thereof whether or not (i) there are funds legally available for the payment of such dividends or (ii) such dividends are authorized. Dividends paid on the Series N Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per-share basis among all such shares at the time outstanding. Except as provided in subparagraph (e)(2)(iv) and the last sentence of this paragraph, unless the full cumulative dividends on the Series N Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than dividends payable solely in Common Shares or other Fully Junior Shares) shall be declared or paid or set aside for payment or other distribution made upon the Common Shares or any other capital shares of the Corporation ranking junior to or on a parity with the Series N Preferred Shares as to dividends or upon liquidation, nor shall any Common Shares or any other capital shares of the Corporation ranking junior to or on a parity with the Series N Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of such shares) by the Corporation or any subsidiary of the Corporation (except for conversion into or exchange for such capital shares of the Corporation ranking junior to the Series N Preferred Shares as to dividends and upon liquidation). If accrued dividends on the Series N Preferred Shares for all prior Dividend Periods have not been paid in full, then any dividend declared on the Series N Preferred Shares for any Dividend Period and on any series of preferred shares at the time outstanding ranking on a parity as to the dividends with the Series N Preferred Shares will be declared ratably in proportion to accrued and unpaid dividends on the Series N Preferred Shares and such series of preferred shares at the time outstanding ranking on a parity as to dividends with the Series N Preferred Shares.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(2) The amount of any dividends accrued on any Series N Preferred Shares at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series N Preferred Shares at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of 7.25% per share, for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year consisting of twelve 30-day months.

(3) Except as otherwise expressly provided herein, the Series N Preferred Shares shall not be entitled to participate in the earnings or assets of the Corporation.

(4) Any dividend payment made on the Series N Preferred Shares shall be first credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(5) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of capital shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Series N Preferred Shares shall be the amount that the total dividends paid or made available to the holders of the Series N Preferred Shares for the year bears to the Total Dividends.

(6) No dividends on the Series N Preferred Shares shall be authorized by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series N Preferred Shares will accrue whether or not there are funds legally available for the payment of such dividends or such dividends are authorized.

(d) Liquidation Rights.

(1) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Series N Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares or any Fully Junior Shares, the amount of $250.00 per share, plus an amount equal to any accrued and unpaid distributions thereon to the date of such liquidation, dissolution or winding up.

(2) After payment of the full amount of the liquidating distributions provided for in this Subsection (d) to the holders of the Series N Preferred Shares, such holders shall have no right or claim to any of the remaining assets of the Corporation.

(3) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the liquidating distributions of the Series N Preferred Shares and any other shares of the Corporation ranking as to any such distribution on a parity with the Series N Preferred Shares are not paid in full, the holders of the Series N Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they are entitled.

(4) Neither the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Subsection (d).

(e) Redemption by the Corporation.

(1) Optional Redemption. The Series N Preferred Shares are not redeemable prior to June 30, 2011. On and after June 30, 2011, the Corporation may, at its option, redeem at any time all or, from time to time, part of the Series N Preferred Shares at a price per share (the “Series N Redemption Price”), payable in cash, of $250.00, together with all accrued and unpaid distributions thereon, without interest, to and including the date fixed for redemption (the “Series N Redemption Date”). The Series N Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

(2) Procedures of Redemption.

(i) Notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series N Redemption Date, addressed to each holder of record of the Series N Preferred Shares to be redeemed at the address set forth in the share transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series N Preferred Shares, except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series N Preferred Shares (or depositary shares or receipts representing fractional interests in Series N Preferred Shares) may be listed or admitted to trading, such notice shall state: (a) the Series N Redemption Date; (b) the Series N Redemption Price; (c) the number of Series N Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series N Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate from and after the Series N Redemption Date. In case fewer than all of the Series N Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series N Preferred Shares to be redeemed from such holder.

(ii) If notice has been mailed in accordance with subparagraph (e)(2)(i) above and provided that on or before the Series N Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series N Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series N Redemption Date, dividends on the Series N Preferred Shares so called for redemption shall cease to accumulate, said shares shall no longer be deemed to be outstanding and shall not have the status of Series N Preferred Shares and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Series N Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any Series N Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Series N Preferred Shares shall be redeemed by the Corporation at the Series N Redemption Price. In case fewer than all the Series N Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series N Preferred Shares without cost to the holder thereof.

(iii) Any funds deposited with a bank or trust company for the purpose of redeeming Series N Preferred Shares shall be irrevocable except that:

(A) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series N Preferred Shares entitled thereto at the expiration of two years from the applicable Series N Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(iv) Unless full accumulated dividends on all Series N Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series N Preferred Shares shall be redeemed or purchased or otherwise acquired directly or indirectly by the Corporation or any subsidiary of the Corporation and no shares of any series of preferred shares of the Corporation shall be redeemed unless all outstanding Series N Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption of Series N Preferred Shares to preserve the REIT status of the Corporation or the purchase or acquisition of Series N Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series N Preferred Shares.

(v) If the Series N Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series N Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation’s default in the payment of the dividend due.

(vi) In case of redemption of less than all Series N Preferred Shares at the time outstanding, the Series N Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series N Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

(f) Voting Rights. Except as required by law and as set forth below, the holders of the Series N Preferred Shares shall not be entitled to vote at any meeting of the shareholders for the election of Directors or for any other purpose, to otherwise participate in any action taken by the Corporation or the shareholders thereof or to receive notice of any meeting of shareholders.

(1) Whenever dividends on any Series N Preferred Shares shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the holders of such Series N Preferred Shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Directors of the Corporation at a special meeting called by the holders of record of at least ten percent (10%) of any series of preferred shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders and at each subsequent annual meeting until all dividends accumulated on such Series N Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Corporation will be increased by two Directors.

(2) So long as any Series N Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series N Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital shares ranking prior to the Series N Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Corporation’s Articles of Incorporation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series N Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series N Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series N Preferred Shares and provided further that (x) any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or (u) any increase in the amount of authorized Series N Preferred Shares or any other preferred shares, in each case ranking on a parity with or junior to the Series N Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series N Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(3) On each matter submitted to a vote of the holders of Series N Preferred Shares in accordance with this Section or as otherwise required by law, each Series N Preferred Share shall be entitled to ten (10) votes, each of which ten (10) votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each Series N Preferred Share, the holder thereof may designate up to ten (10) proxies, with each such proxy having the right to vote a whole number of votes (totaling ten (10) votes per Series N Preferred Share).

(g) Conversion. The Series N Preferred Shares are not convertible into or exchangeable for any other property or securities of the Corporation.

Exhibit F

to the

Fourth Amended and Restated

Articles of Incorporation of

Duke Realty Corporation

Series O Preferred Shares. Pursuant to the authority granted under Section 6.01 of the Corporation’s Third Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), the Board of Directors of the Corporation hereby establishes a series of preferred shares designated the 8.375% Series O Cumulative Redeemable Preferred Shares ($0.01 par value per share) (liquidation preference $250.00 per share) (the “Series O Preferred Shares”) on the following terms:

(a) Number. The number of authorized shares of the Series O Preferred Shares shall be 1,265,000.

(b) Relative Seniority. In respect of rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series O Preferred Shares shall rank (i) on a parity with any class or series of capital shares of the Corporation as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up (whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series O Preferred Shares), if the holders of such class or series of capital shares and the Series O Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences without preference or priority one over the other, (ii) senior to any class or series of capital shares of the Corporation ranking, as to dividends or upon liquidation, junior to the Series O Preferred Shares (collectively, “Junior Shares”) and (iii) senior to the Series C Preferred Shares, shares of common stock (“Common Shares”) and any other class or series of capital shares of the Corporation ranking, as to dividends and upon liquidation, junior to the Series O Preferred Shares (collectively, “Fully Junior Shares”).

(c) Dividends.

(1) The holders of the then outstanding Series O Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of any funds legally available therefor, cumulative dividends at the rate of 8.375% of the liquidation preference per share per year, payable quarterly in equal amounts of $5.23437 per share in cash on the last calendar day of each March, June, September and December, or, if not a Business Day (as hereinafter defined), the next succeeding Business Day (each such day being hereinafter called a “Quarterly Dividend Date” and each period ending on a Quarterly Dividend Date being hereinafter called a “Dividend Period”), provided, however, that the first distribution on the Series O Preferred Shares will be paid on March 31, 2008. Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the “Record Date”), which shall be on such date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than 10 days prior to such Quarterly Dividend Date. The amount of any dividend payable for any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on each Series O Preferred Share shall accrue and be cumulative from and including the date of original issue thereof whether or not (i) there are funds legally available for the payment of such dividends or (ii) such dividends are authorized. Dividends paid on the Series O Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a per-share basis among all such shares at the time outstanding. Except as provided in subparagraph (e)(2)(iv) and the last sentence of this paragraph, unless the full cumulative dividends on the Series O Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than dividends payable solely in Common Shares or other Fully Junior Shares) shall be declared or paid or set aside for payment or other distribution made upon the Common Shares or any other capital shares of the Corporation ranking junior to or on a parity with the Series O Preferred Shares as to dividends or upon liquidation, nor shall any Common Shares or any other capital shares of the Corporation ranking junior to or on a parity with the Series O Preferred Shares as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of such shares) by the Corporation or any subsidiary of the Corporation (except for conversion into or exchange for such capital shares of the Corporation ranking junior to the Series O Preferred Shares as to dividends and upon liquidation). If accrued dividends on the Series O Preferred Shares for all prior Dividend Periods have not been paid in full, then any dividend declared on the Series O Preferred Shares for any Dividend Period and on any series of preferred shares at the time outstanding ranking on a parity as to the dividends with the Series O Preferred Shares will be declared ratably in proportion to accrued and unpaid dividends on the Series O Preferred Shares and such series of preferred shares at the time outstanding ranking on a parity as to dividends with the Series O Preferred Shares.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(2) The amount of any dividends accrued on any Series O Preferred Shares at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any shares of Series O Preferred Shares at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of 8.375% per share, for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on a 360-day year consisting of twelve 30-day months.

(3) Except as otherwise expressly provided herein, the Series O Preferred Shares shall not be entitled to participate in the earnings or assets of the Corporation.

(4) Any dividend payment made on the Series O Preferred Shares shall be first credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

(5) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of all classes of capital shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Series O Preferred Shares shall be the amount that the total dividends paid or made available to the holders of the Series O Preferred Shares for the year bears to the Total Dividends.

(6) No dividends on the Series O Preferred Shares shall be authorized by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series O Preferred Shares will accrue whether or not there are funds legally available for the payment of such dividends or such dividends are authorized.

(d) Liquidation Rights.

(1) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the Series O Preferred Shares then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Shares or any Fully Junior Shares, the amount of $250.00 per share, plus an amount equal to any accrued and unpaid distributions thereon to the date of such liquidation, dissolution or winding up.

(2) After payment of the full amount of the liquidating distributions provided for in this Subsection (d) to the holders of the Series O Preferred Shares, such holders shall have no right or claim to any of the remaining assets of the Corporation.

(3) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the liquidating distributions of the Series O Preferred Shares and any other shares of the Corporation ranking as to any such distribution on a parity with the Series O Preferred Shares are not paid in full, the holders of the Series O Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they are entitled.

(4) Neither the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Subsection (d).

(e) Redemption by the Corporation.

(1) Optional Redemption. The Series O Preferred Shares are not redeemable prior to February 22, 2013. On and after February 22, 2013, the Corporation may, at its option, redeem at any time all or, from time to time, part of the Series O Preferred Shares at a price per share (the “Series O Redemption Price”), payable in cash, of $250.00, together with all accrued and unpaid distributions thereon, without interest, to and including the date fixed for redemption (the “Series O Redemption Date”). The Series O Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

(2) Procedures of Redemption.

(i) Notice of redemption will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series O Redemption Date, addressed to each holder of record of the Series O Preferred Shares to be redeemed at the address set forth in the share transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series O Preferred Shares, except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series O Preferred Shares (or depositary shares or receipts representing fractional interests in Series O Preferred Shares) may be listed or admitted to trading, such notice shall state: (a) the Series O Redemption Date; (b) the Series O Redemption Price; (c) the number of Series O Preferred Shares to be redeemed; (d) the place or places where certificates for such shares are to be surrendered for payment of the Series O Redemption Price; and (e) that dividends on the shares to be redeemed will cease to accumulate from and after the Series O Redemption Date. In case fewer than all of the Series O Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series O Preferred Shares to be redeemed from such holder.

(ii) If notice has been mailed in accordance with subparagraph (e)(2)(i) above and provided that on or before the Series O Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Series O Preferred Shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series O Redemption Date, dividends on the Series O Preferred Shares so called for redemption shall cease to accumulate, said shares shall no longer be deemed to be outstanding and shall not have the status of Series O Preferred Shares and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Series O Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any Series O Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Series O Preferred Shares shall be redeemed by the Corporation at the Series O Redemption Price. In case fewer than all the Series O Preferred Shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed Series O Preferred Shares without cost to the holder thereof.

(iii) Any funds deposited with a bank or trust company for the purpose of redeeming Series O Preferred Shares shall be irrevocable except that:

(A) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series O Preferred Shares entitled thereto at the expiration of two years from the applicable Series O Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

(iv) Unless full accumulated dividends on all Series O Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Series O Preferred Shares shall be redeemed or purchased or otherwise acquired directly or indirectly by the Corporation or any subsidiary of the Corporation and no shares of any series of preferred shares of the Corporation shall be redeemed unless all outstanding Series O Preferred Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption of Series O Preferred Shares to preserve the REIT status of the Corporation or the purchase or acquisition of Series O Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series O Preferred Shares.

(v) If the Series O Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Series O Preferred Shares to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation’s default in the payment of the dividend due.

(vi) In case of redemption of less than all Series O Preferred Shares at the time outstanding, the Series O Preferred Shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of Series O Preferred Shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation.

(f) Voting Rights. Except as required by law and as set forth below, the holders of the Series O Preferred Shares shall not be entitled to vote at any meeting of the shareholders for the election of Directors or for any other purpose, to otherwise participate in any action taken by the Corporation or the shareholders thereof or to receive notice of any meeting of shareholders.

(1) Whenever dividends on any Series O Preferred Shares shall be in arrears for six or more quarterly periods, whether or not such quarterly periods are consecutive, the holders of such Series O Preferred Shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Directors of the Corporation at a special meeting called by the holders of record of at least ten percent (10%) of any series of preferred shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders and at each subsequent annual meeting until all dividends accumulated on such Series O Preferred Shares for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Corporation will be increased by two Directors.

(2) So long as any Series O Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the Series O Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital shares ranking prior to the Series O Preferred Shares with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Corporation’s Articles of Incorporation, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series O Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Series O Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series O Preferred Shares and provided further that (x) any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or (y) any increase in the amount of authorized Series O Preferred Shares or any other preferred shares, in each case ranking on a parity with or junior to the Series O Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series O Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(3) On each matter submitted to a vote of the holders of Series O Preferred Shares in accordance with this Section or as otherwise required by law, each Series O Preferred Share shall be entitled to ten (10) votes, each of which ten (10) votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each Series O Preferred Share, the holder thereof may designate up to ten (10) proxies, with each such proxy having the right to vote a whole number of votes (totaling ten (10) votes per Series O Preferred Share).

(g) Conversion. The Series O Preferred Shares are not convertible into or exchangeable for any other property or securities of the Corporation.